As filed with the Securities and Exchange Commission on May 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0416458
(State of Incorporation)	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal Executive Offices including Zip Code)

2000 EQUITY INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full Title of the Plans)

Lonnie Smith Chairman of the Board and Chief Executive Officer Intuitive Surgical, Inc. 1266 Kifer Road Sunnyvale, California 94086 (408) 523-2100	Copy to: Alan C. Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,241,024(2)	$156.33(3)	$350,339,281.92(3)	$19,548.92

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan (the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Represents (i) 1,946,385 shares available for future grants under the 2000 Equity Incentive Plan, (ii) 194,639 shares available for future issuance under the 2000 Employee Stock Purchase Plan, and (iii) 100,000 shares available for future grants under the 2000 Non-Employee Directors’ Stock Option Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 2,241,024 shares registered hereunder (based on the average of the high ($159.27) and low ($153.39) prices for the Company’s Common Stock reported by NASDAQ Global Select Market on May 12, 2009).

REGISTRATION OF ADDITIONAL SECURITIES

Intuitive Surgical, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan (the “Plans”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 11, 2000 (File No. 333-43558); (2) Registration Statement on Form S-8 filed July 18, 2001 (File No. 333-65342); (3) Registration Statement on Form S-8 filed September 20, 2002 (File No. 333-99893); (4) Registration Statement on Form S-8 filed June 15, 2004 (File No. 333-116499); (5) Registration Statement on Form S-8 filed August 3, 2005 (File No. 333-127162), (6) Registration Statement on Form S-8 filed June 14, 2006 (File No. 333-135004); (7) Registration Statement on Form S-8 filed June 1, 2007 (File No. 333-143433); and Registration Statement on Form S-8 filed on July 25, 2008 (File No. 333-152558). The Company is hereby registering an additional 1,946,385 shares issuable under the 2000 Equity Incentive Plan, 194,639 shares issuable under the 2000 Employee Stock Purchase Plan and 100,000 shares issuable under the 2000 Non-Employee Directors’ Stock Option Plan, none of which have been issued as of the date of this Registration Statement.

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of May, 2009.

Intuitive Surgical, Inc.

By:	/s/ Lonnie M. Smith
Lonnie M. Smith
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lonnie M. Smith and Marshall L. Mohr, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lonnie M. Smith Lonnie M. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 13, 2009

/s/ Gary S. Guthart Gary S. Guthart	President and Chief Operating Officer and Director	May 13, 2009

/s/ Marshall L. Mohr Marshall L. Mohr	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2009

/s/ Floyd D. Loop, M.D. Floyd D. Loop, M.D.	Director	May 13, 2009

/s/ D. Keith Grossman D. Keith Grossman	Director	May 13, 2009

/s/ Eric H. Halvorson Eric H. Halvorson	Director	May 13, 2009

/s/ Alan J. Levy, Ph.D. Alan J. Levy, Ph.D.	Director	May 13, 2009

/s/ Robert W. Duggan Robert W. Duggan	Director	May 13, 2009

/s/ George J. Stalk George J. Stalk	Director	May 13, 2009

/s/ Mark J. Rubash Mark J. Rubash	Director	May 13, 2009

INDEX TO EXHIBITS

Exhibit Number

4.1*	Intuitive Surgical, Inc. 2000 Equity Incentive Plan

4.2*	Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan

4.3*	Intuitive Surgical, Inc. 2000 Non-Employee Directors’ Stock Option Plan

4.4**	Amendment to the Intuitive Surgical, Inc. 2000 Non-Employee Directors’ Stock Option Plan approved June 30, 2003

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page of this registration statement).

*	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-33016), filed with the Securities and Exchange Commission on March 22, 2000.

**	Incorporated by reference to the Company’s Registration Statement on Form S-4, as amended (File No. 333-104093), filed as Annex G with the Securities and Exchange Commission on May 30, 2003.

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